AFFILIATE AGREEMENT

        THIS AFFILIATE AGREEMENT (this “Agreement”) is made and entered into as of ________ __, 2005, between NutraCea, a California corporation (“Parent”), and the undersigned stockholder of The RiceX Company, a Delaware corporation (the “Company”), who may be deemed an affiliate (“Affiliate”) of Company. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement (as defined below).

RECITALS

    A.        The Company, Red Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and Parent have entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) that provides for the merger (the “Merger”) of Merger Sub with and into the Company. Pursuant to the Merger, all issued and outstanding capital stock of the Company (the “Company Capital Stock”) will be converted into the right to receive common stock of Parent (“Parent Common Stock”).

    B.        Affiliate has been advised that Affiliate may be deemed to be an “affiliate” of the Company, as the term “affiliate” is used for purposes of Rule 145 of the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

    C.        The execution and delivery of this Agreement by Affiliate is a material inducement to Parent to enter into the Merger Agreement.

        NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

    1.           Acknowledgments by Affiliate. Affiliate understands and hereby acknowledges that the representations, warranties and covenants by Affiliate set forth herein shall be relied upon by the Company, Parent and their respective affiliates and legal counsel. Affiliate hereby represents and warrants to Parent that Affiliate has carefully read this Agreement and the Merger Agreement and has had the opportunity to discuss the requirements of this Agreement with Affiliate’s professional advisors, who Affiliate believes are qualified to advise Affiliate with regard to such matters.

    2.           Compliance with Rule 145 and the Securities Act.

        (a)     Affiliate understands and hereby acknowledges that Affiliate has been advised that (i) the issuance of shares of Parent Common Stock in connection with the Merger is expected to be effected pursuant to a fairness hearing under California law, and the resale of such shares shall be subject to restrictions set forth in Rule 145 under the Securities Act, and (ii) Affiliate may be deemed to be an “affiliate” of the Company as the term “affiliate” is used for purposes of Rule 145 promulgated under the Securities Act. Accordingly, Affiliate agrees not to sell, transfer or otherwise dispose of any shares of Parent Common Stock issued to Affiliate in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145(d) promulgated under the Securities Act, (ii) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Securities Act, or an appropriate exemption from the registration and prospectus delivery requirements of the Securities Act, (iii) Affiliate delivers to Parent a written opinion of legal counsel, reasonably acceptable to Parent in form and substance, that such sale, transfer or other disposition is otherwise exempt from the registration and prospectus delivery requirements of the Securities Act or (iv) an authorized representative of the Commission shall have rendered written advice to Affiliate to the effect that the Commission would take no action, or that the staff of the Commission would not recommend that the Commission take any action, with respect to the proposed disposition if consummated.

        (b)     Affiliate understands and hereby acknowledges that Parent shall give stop transfer instructions to its transfer agent with respect to any shares of Parent Common Stock issued to Affiliate pursuant to the Merger and there shall be placed on the certificates representing such shares of Parent Common Stock, or any substitutions therefor, a legend stating in substance:

“THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 APPLIES AND MAY ONLY BE TRANSFERRED (A) IN CONFORMITY WITH RULE 145(d), OR (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (C) IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE, THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

        The legend set forth above shall be removed (by delivery of a substitute certificate without such legend) and Parent shall so instruct its transfer agent, if Affiliate delivers to Parent (i) satisfactory written evidence that the shares have been sold in compliance with Rule 145 (in which case, the substitute certificate shall be issued in the name of the transferee), or (ii) an opinion of counsel, in form and substance reasonably satisfactory to Parent, to the effect that public sale of the shares by the holder thereof is no longer subject to Rule 145.

    3.           Termination. This Agreement shall terminate and be of no further force and effect in the event of the termination of the Merger Agreement at any time prior to the Effective Time pursuant to Article VIII thereof.

    4.           Miscellaneous.

        (a)    Waiver. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing and signed by each party hereto. The waiver of a condition or any breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other previous or subsequent breach of any term or provision of this Agreement.

        (b)    Severability. In the event that any provision of this Agreement, or the application of any such provision to any person, entity or set of circumstances, shall be determined by a court of competent jurisdiction to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons, entities or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by applicable law.

        (c)    Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the Affiliate may be assigned to any other person without prior written consent of Parent.

        (d)    Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by each of the parties hereto.

        (e)    Injunctive Relief. Each of the parties acknowledges that (i) the covenants and the restrictions contained in this Agreement are necessary, fundamental, and required for the protection of Parent and the Company and to preserve for Parent the benefits of the Merger; (ii) such covenants relate to matters which are of a special, unique, and extraordinary character that gives each of such covenants a special, unique, and extraordinary value; and (iii) a breach of any such covenants or any other provision of this Agreement shall result in irreparable harm and damages to Parent and the Company which cannot be adequately compensated by a monetary award. Accordingly, it is expressly agreed that in addition to all other remedies available at law or in equity, Parent and the Company shall be entitled to the immediate remedy of a temporary restraining order, preliminary injunction, or such other form of injunctive or equitable relief as may be used by any court of competent jurisdiction to restrain or enjoin any of the parties hereto from breaching any such covenant or provision or to specifically enforce the provisions hereof.

        (f)    Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

        (g)    Entire Agreement. This Agreement sets forth the entire understanding of Affiliate and Parent relating to the subject matter hereof and supersedes all prior agreements and understandings between Affiliate and Parent relating to the subject matter hereof.

        (h)    Attorneys’ Fees. In the event of any legal actions or proceeding to enforce or interpret the provisions hereof, the prevailing party shall be entitled to reasonable attorneys’ fees, whether or not the proceeding results in a final judgment.

        (i)    Further Assurances. Affiliate shall execute and/or cause to be delivered to Parent such instruments and other documents and shall take such other actions as Parent may reasonably request to effectuate the intent and purposes of this Agreement.

        (j)    Survival. The representations, warranties, covenants and other provisions contained in this Agreement shall survive the consummation of the Transactions.

        (k)    Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

If to Parent:	NutraCea Corporation _______ ________
Attention:	President and Chief Executive Officer
Telecopy No.:	[________]

with a copy to:	Weintraub Genshlea Chediak Sproul Professional Corporation 400 Capitol Mall, Eleventh Floor Sacramento, California 95814

Attention:	Chris Chediak, Esq.

Telecopy No.:	(916) 446-1611

If to Affiliate:	To the address for notice set forth on the signature page hereof.

        (l)     Counterparts. This Agreement shall be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties have caused this Affiliate Agreement to be duly executed on the day and year first above written.

NUTRACEA	AFFILIATE
By:______________________________________	By:_________________________________
Name:	Affiliate's Address for Notice:
Title:	______________________________________________
______________________________________________
______________________________________________

[Signature Page to Affiliate Agreement]

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